SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

LAZARD GLOBAL TOTAL RETURN AND INCOME, INC.
LAZARD WORLD DIVIDEND & INCOME FUND, INC.

(Name of Registrants as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrants)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: __________
(2)	Aggregate number of securities to which transaction applies:__________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________________
(4)	Proposed maximum aggregate value of transaction:__________________
(5)	Total fee paid: _______________________________________________
☐	Fee previously paid with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:____________________________
(2)	Form, schedule or registration statement no.:____________
(3)	Filing party:______________________________________
(4)	Date filed: _______________________________________

PROXY LITE SCRIPT

“Hello, this is Nathan Paul, President and a Director of Lazard Global Total Return and Income Fund and Lazard World Dividend & Income Fund. I’m calling you today with an important message concerning your fund investment. The joint annual meeting of stockholders of the funds is fast approaching on October 18th and we need your help. I am asking you to help by voting your shares NOW, in advance of the meeting. At the meeting we are looking to pass a very important proposal—the merger of Lazard World Dividend & Income Fund into Lazard Global Total Return and Income Fund. Both funds’ Boards of Directors, of which I am a member, have unanimously recommended a vote FOR this proposal. Regardless of the number of shares you own, your vote is needed.

Voting will only take a moment. You can vote now by pressing 1 at any time and you will be connected with a proxy specialist who can assist in taking your vote. If this message was recorded on your voicemail, please call 855-723-7814 to vote your shares. Again, that phone number is 855-723-7814.

I thank you for your fund investment and thank you in advance for your vote.”

October 7, 2019

URGENT

Re: Your investment in the Lazard funds

Dear Stockholder,

We have attempted to contact you regarding an important matter pertaining to your investment in the Lazard funds.

Please contact us immediately at 855-723-7814 Monday through Friday between the hours of 9:00am to 10:00pm Eastern Time.

This matter is very important, but will take only a moment of your time.

Broadridge Financial Solutions has been engaged by the Lazard funds to contact you.

Thank you in advance for your assistance with this matter.

Sincerely,

Gina Balderas

Manager

Shareholder Services

LAZARD

October 7, 2019

URGENT

Re: Your investment in Lazard World Dividend & Income Fund, Inc. (LOR)

Dear Stockholder,

Please call 855-723-7814 immediately—Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time. This will only take a moment of your time.

We have attempted to contact you about a very important matter regarding your investment in LOR—voting for the merger of LOR into Lazard Global Total Return and Income Fund, Inc. (LGI) (the Reorganization). In summary:

•	LOR’s Board of Directors unanimously approved the Reorganization and recommends that you vote for the Reorganization.
•	LOR’s management believes that the Reorganization will permit you to pursue substantially similar investment goals in a larger combined fund with lower total expenses.
•	LGI had a better performance record than LOR for the one-, five- and ten-year periods ended March 31, 2019 (although past performance is not a guarantee of future returns).
•	LOR’s management also believes that, as a result of the Reorganization, LOR stockholders should experience greater market liquidity for their shares of the combined fund than for their LOR shares prior to the Reorganization.

As alternatives to voting by calling the number above, you may complete, date and sign the enclosed proxy card and return it in the envelope provided or you may vote online at www.proxyvote.com.

Your vote is extremely important, no matter how small or large your investment in LOR! More information about the Reorganization is in LOR’s proxy statement previously sent to you, which you should review carefully. Voting now will save LOR money by avoiding more follow-up.

We appreciate your investment in LOR and thank you in advance for your vote.

Sincerely,

Nathan A. Paul

President and a Director of LOR

LAZARD

October 7, 2019

URGENT

Re: Your investment in Lazard Global Total Return and Income Fund, Inc. (LGI)

Dear Stockholder,

Please call 855-723-7814 immediately—Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time. This will only take a moment of your time.

We have attempted to contact you about a very important matter regarding your investment in LGI—voting for the merger of Lazard World Dividend & Income Fund, Inc. (LOR) into LGI (the Reorganization). In summary:

•	LGI’s Board of Directors unanimously approved the Reorganization and recommends that you vote for the Reorganization.
•	LGI’s management believes that the Reorganization will permit you to pursue the same investment goals in a larger combined fund with lower total expenses.
•	The Reorganization is an opportunity for LGI to substantially increase its investment assets.
•	LGI’s management also believes that the Reorganization should result in enhanced market liquidity for LGI’s shares.

As alternatives to voting by calling the number above, you may complete, date and sign the enclosed proxy card and return it in the envelope provided or you may vote online at www.proxyvote.com.

Your vote is extremely important, no matter how small or large your investment in LGI! More information about the Reorganization is in LGI’s proxy statement previously sent to you, which you should review carefully. Voting now will save LGI money by avoiding more follow-up.

We appreciate your investment in LGI and thank you in advance for your vote.

Sincerely,

Nathan A. Paul

President and a Director of LGI